Exhibit 10.1
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EMPLOYEE CONFIDENTIALITY, NONCOMPETITION,
NONSOLICITATION AGREEMENT
     This Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (“Agreement”), is by and between The Scotts Company LLC, and all companies controlled by, controlling or under common control with the Scotts Company LLC (collectively, the “Company”), and the person designated on the signature page hereof as “Employee.” This Agreement is effective as of the date signed by Employee below (the “Effective Date”).
     WHEREAS, the Company desires to employ (or to continue to employ) Employee, and Employee desires to be employed by (or to continue to be employed by) the Company, in a position with respect to which Employee will have access to certain confidential and proprietary information of the Company;
     WHEREAS, the Company desires to have Employee participate (or continue to participate) and Employee has reviewed and desires to participate (or continue to participate) in The Scotts Company LLC Executive/Management Incentive Plan (the “Plan”); and,
     WHEREAS, the Company believes, and Employee hereby acknowledges, that the confidential and proprietary information of the Company is extremely important to the success of the Company, and Employee understands and agrees that the Company is willing to provide Employee access or continued access to such information, subject to and in consideration of the agreements of Employee set forth herein regarding confidentiality, noncompetition, nonsolicitation and related matters;
     NOW, THEREFORE, in consideration for employment or continued employment, participation in the Plan, access to or continued access to Confidential Information (defined below), training, compensation and benefits, as well as other good and valuable consideration provided by the Company to Employee, the receipt and sufficiency of which are hereby acknowledged, Employee freely enters this Agreement according to the following terms and conditions:
     1. Confidential Information. As used in this Agreement the term “Confidential Information” shall mean any and all financial, commercial, technical, engineering or other information in written, oral, visual, or electronic form concerning the business and affairs of the Company including, without limitation, (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data, (iv) proprietary computer programs and codes, (v) drawings, designs, plans and proposals, (vi) marketing and sales programs, (vii) client and supplier lists and any other information about the Company’s relationships with others, (viii) financial information and financial projections, (ix) network and system architecture, (x) all other concepts, ideas, materials and information prepared or performed for or by the Company and (xi) all information related to the business plan, strategies, business, products, purchases or sales of the Company or any of its suppliers and customers. The term “Confidential Information” does not include information that: (a) was or is made available to the public without restriction by the Company or by a third party who has the right to disclose such information; (b) was previously known to the Employee independent of the Company or, subject to the terms of Section 4 of this Agreement, independently developed or derived by Employee without the aid, application or use of any Confidential Information, as evidenced by corroborating, dated documentation; or (c) is disclosed to Employee on a non-confidential basis by a third party who has the right to disclose such information.
     2. Confidentiality. Employee recognizes and acknowledges that the Confidential Information, as it may exist from time to time, is a valuable, special and unique asset of the Company. Employee further recognizes and acknowledges that access to and knowledge of the Confidential Information is essential to the performance of the Employee’s duties as an employee of the Company. Accordingly, during Employee’s employment with the Company, and for an indefinite period thereafter, Employee shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for Employee’s own personal benefit or for the benefit of anyone other than the Company, any Confidential Information of any kind, nature or description (whether or not acquired, learned, obtained or developed by Employee alone or in conjunction with others) belonging to or concerning the Company, or any of its customers or clients or others with whom the Company now or hereafter has a business relationship, except (a) with the prior written consent of the Company, or (b) in the course of the proper performance of Employee’s duties as an employee of the Company. Upon the termination of Employee’s employment with the Company, or whenever requested by the Company, Employee shall immediately deliver to the Company all Confidential Information in Employee’s possession or under Employee’s control.
     3. Company Property. Upon the termination of Employee’s employment with the Company, or whenever requested by the Company, Employee shall immediately deliver to the Company all property in Employee’s possession or under Employee’s control belonging to the Company without limitation.
     4. Employee Created Intellectual Property. Any and all inventions, ideas, improvements, discoveries, concepts, writings, processes, procedures, products, designs, formulae, specifications, samples, methods, know how or other things of value (“Intellectual Property”) which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement or during the term of any prior employment by the Company, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with the business now or hereafter carried on by the Company, shall be the sole and exclusive property of the Company, and where applicable, all copyrightable works shall be considered “Works Made for Hire” under the U.S. Copyright Act, 17 USC § 101 et seq. Employee (a) agrees to promptly disclose all such Intellectual Property to the Company, (b) agrees to do everything necessary or advisable to vest absolute title thereto in the Company, (c) assigns, without further consideration, to the Company all right, title and interest in and to such Intellectual Property, free and clear of any claims, liens or reserved rights of the Employee, and (d) irrevocably relinquishes for the benefit of the Company and its assignees any moral rights in the Intellectual Property recognized by applicable law.
     5. Restrictive Covenants. Employee agrees that during the Employee’s employment with the Company and for a period of two (2) years thereafter,

Employee shall not, directly or indirectly, for Employee’s own benefit or for the benefit of any person or entity other than the Company:
          (a) engage in, or be employed by a person or entity that engages in, the business of providing services and/or products that are competitive with the Company’s business as that business is conducted or proposed to be conducted during the Employee’s employment. This prohibition shall generally apply to any competitive activities in any geographic area either in which the Company is engaged in business activities or in which its customers are located as of the date that Employee’s employment ends;
          (b) in addition to the prohibition contained in paragraph 5(a), Employee shall not be employed, or provide consulting services or other assistance to the Companies listed in Appendix A (the “List”). The Company reserves the right to identify additional or alternate companies for inclusion on the List in the future. Employee may contact the Company from time to time to obtain an updated copy of the List and the Company will promptly provide such list;
          (c) employ, solicit for employment, or advise or recommend to any other person (“person” meaning a natural person or legal entity) that such other person employ or solicit for employment, any current or past employee of the Company (where “past employee of the Company” means any person employed by the Company within one year of the solicitation or proposed employment);
          (d) solicit or induce, or attempt to solicit or induce, any customer or prospective customer of the Company (i) to cease being, or not becoming, a customer of the Company or (ii) to divert any of the customer’s business or prospective business from the Company;
          (e) otherwise interfere with, disrupt, or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its customers, clients, suppliers, consultants or employees; or
          (f) deliberately engage in any action that will cause substantial harm to the Company, including, but not limited to, disparagement of the Company.
Employee agrees that the restrictions contained in this Section 5 are reasonable in scope, duration, and geographic territory, and necessary to protect the Company’s legitimate business interests. The restrictive covenants set forth in this Paragraph 5 are subject to Paragraph 8 hereof and Employee hereby waives any and all right to attack the validity of such covenants on the grounds of the breadth of their geographic scope or the length of their term.
     6. Certain Remedies.
          (a) Employee agrees and acknowledges that Employee’s breach of any of the provisions of paragraphs 2 and 5 of this Agreement will cause, in addition to any liquidated or quantifiable monetary damage, irreparable damage to the Company for which monetary damages alone will not constitute an adequate remedy. Consequently, Employee agrees that the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction, an order of specific performance, or other equitable or extraordinary relief from any court of competent jurisdiction restraining any further breach of such provisions by Employee or requiring Employee to perform its obligations hereunder. Such right to equitable or extraordinary relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company may be entitled at law or in equity, including without limitation the right to recover monetary damages as set forth in paragraph 6(b) and for the breach of any of the provisions of this Agreement.
          (b) The parties agree that the monetary value of any breach of paragraphs 2 or 5 would be difficult to calculate. As a result, the parties agree that in the event of a breach of paragraph 2 or 5, in addition to any additional monetary damages that may be proven, Employee shall give up any right Employee may have to any unpaid bonus under the Plan, and shall, upon the Company’s demand, repay all payments Employee has received under the Plan within 3 years prior to the breach. Employee acknowledges that this is a reasonable basis for estimating damages from such breach and that these estimated damages are separate from the irreparable harm contemplated in subparagraph 6(a).
          (c) In the event that the Company seeks court enforcement of any of the provisions of this Agreement, or is forced to respond to an action filed by Employee and related to this Agreement, and the Company is the substantially prevailing party, Employee shall pay the Company’s reasonable attorney’s fees and costs incurred in those efforts.
     7. Term of this Agreement. Except as otherwise expressly provided in paragraph 5, this Agreement shall continue in effect and survive for an indefinite period notwithstanding the termination of Employee’s employment with the Company for any reason.
     8. NO EMPLOYMENT AGREEMENT. THIS AGREEMENT IS NOT, HOWEVER, AND SHALL NOT BE DEEMED TO BE, AN EMPLOYMENT AGREEMENT THAT OBLIGATES THE COMPANY TO EMPLOY EMPLOYEE, OR OBLIGATES EMPLOYEE TO CONTINUE IN THE COMPANY’S EMPLOYMENT, FOR ANY TERM WHATSOEVER. UNLESS THERE IS A SEPARATE, WRITTEN EMPLOYMENT CONTRACT BETWEEN EMPLOYEE AND THE COMPANY TO THE CONTRARY, EMPLOYEE IS AN “AT WILL” EMPLOYEE OF THE COMPANY AND THE CONTINUATION OF EMPLOYEE’S EMPLOYMENT BY THE COMPANY IS SUBJECT TO THE RIGHT OF THE COMPANY TO TERMINATE SUCH EMPLOYMENT AT ANY TIME, WITHOUT CAUSE.
     9. Severability. If any provision of this Agreement is held to be unenforceable for any reason, that provision shall be severed and this Agreement shall remain in full force and effect in all other respects. If any provision of this Agreement, although unenforceable as written, may be made enforceable by limitation thereof, then such provision will be enforceable to the maximum extent permitted by applicable law.
     10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO IRRESPECTIVE OF CHOICE OF LAW PRINCIPLES. Employee and the Company agree that any action brought by any party in connection with this Agreement shall be filed in either state or federal court located within the State of Ohio.
     11. No Reliance. Employee represents and warrants to the Company that no promise or inducement for this Agreement has been made to Employee except as set forth herein; and this Agreement is executed by Employee freely and voluntarily, and without reliance upon any statement or representation by the Company, or any of the Company’s attorneys, employees or agents except as expressly set forth herein.
     12. Assignment. The Company may assign, in whole or in part, its rights and obligations under this Agreement. The rights of the Company shall enure to the benefit of, and the obligations of the Company shall be binding upon, the Company’s successors and assigns. Employee shall not be entitled to assign any of Employee’s rights or obligations under this Agreement.
     13. Notification. Employee shall notify any person or entity employing Employee or intending to employ Employee of the existence and provisions of this Agreement. Employee agrees that the Company may also notify any person or entity employing Employee or intending to employ Employee of the existence and provisions of this Agreement.
     14. Modification and Waiver. This Agreement shall not be modified unless such modification is in writing and signed by the EVP, Human Resources for the Company. Further, the parties agree that the Company’s waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement.
AGREED AND ACKNOWLEDGED:

EMPLOYEE:	THE SCOTTS COMPANY LLC

By:

Signature	Signature

Printed Name	Printed Name

Date

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